                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVEN REPORTED): December 31, 1997

                           MEDICAL MANAGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                 0-29090                     59-3396629
(STATE OR OTHER JURISDICTION       (COMMISSION                 (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)

3001 North Rocky Point Drive East, Suite 100, Tampa, Florida        33607
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (813) 287-2990

                                       N/A
          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Medical Manager Corporation on January 15, 1998 solely to add the financial statements of the businesses acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

         (a)      Financial Statements of Businesses Acquired

                                                                                         Page
                                                                                         ----
                  Companion Technologies of Texas
                       Report on Audits of Financial Statements for the Years
                       Ended December 31, 1997 and 1996..............................      2
                  Companion Technologies of Florida, Inc.
                       Report on Audits of Financial Statements for the Years
                       Ended December 31, 1997 and 1996..............................     13

                         COMPANION TECHNOLOGIES OF TEXAS

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

TABLE OF CONTENTS


                                                                       PAGE(S)
Report of Independent Accountants                                         1

Financial Statements:

   Balance Sheets                                                         2

   Statements of Operations                                               3

   Statements of Changes in Stockholder's Equity                          4

   Statements of Cash Flows                                               5

   Notes to Financial Statements                                        6 - 9

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Companion Technologies of Texas

We have audited the accompanying balance sheets of Companion Technologies of Texas (the Company) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examin ing, on a test basis, evidence supporting the amounts and disclosures in the financial state ments. An audit also includes assessing the accounting principles used and significant esti mates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material re spects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with gener ally accepted accounting principles.




Tampa, Florida
February 16, 1998

COMPANION TECHNOLOGIES OF TEXAS
BALANCE SHEETS
December 31, 1997 and 1996



                                     ASSETS                                     1997              1996
Current assets:
  Cash                                                                      $   122,096       $   345,734
  Accounts receivable, less allowance for doubtful accounts of $90,604
         and $44,030, respectively                                              362,949           293,691
  Inventory                                                                     253,247           321,658
  Deferred tax asset in 1996 and 1997                                            36,000            26,400
  Prepaid expenses and other current assets                                      61,569            68,729
                                                                            -----------       -----------
     Total current assets                                                       835,861         1,056,212

Property and equipment, net                                                     272,324           148,272
Goodwill, net                                                                 3,970,678         6,108,882
Deferred tax asset                                                               98,631                 0
Other assets                                                                          0             2,067
                                                                            -----------       -----------

         Total assets                                                       $ 5,177,494       $ 7,315,433
                                                                            ===========       ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                                 $   307,717       $   494,650
   Due to parent                                                                194,685             3,034
   Customer deposits and deferred maintenance revenue                           393,818           232,567
   Income taxes payable                                                               0             3,357
                                                                            -----------       -----------
      Total current liabilities                                                 896,220           733,608
                                                                            -----------       -----------

   Commitment and contingencies  (see note 7)
Stockholder's equity:
   Common stock (No par, 1,000,000 shares authorized, one share issued
        and outstanding)                                                      6,771,431         6,768,031
   Retained earnings                                                         (2,490,157)         (186,206)
                                                                            -----------       -----------

      Total stockholder's equity                                              4,281,274         6,581,825
                                                                            -----------       -----------

         Total liabilities and stockholder's equity                         $ 5,177,494       $ 7,315,433
                                                                            ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
STATEMENTS OF OPERATIONS
for the years ended December 31, 1997 and 1996


                                                            1997              1996
Revenue:
  Systems                                               $ 4,184,561       $ 1,635,783
  Maintenance and other                                   2,379,399         1,408,293
                                                        -----------       -----------

    Total revenue                                         6,563,960         3,044,076
                                                        -----------       -----------

Cost of revenue:
  Systems                                                 2,220,006           967,872
  Maintenance and other                                      79,233           275,847
                                                        -----------       -----------

    Total cost of revenue                                 2,299,239         1,243,719
                                                        -----------       -----------

      Gross margin                                        4,264,721         1,800,357
                                                        -----------       -----------

Operating expenses and other income:
  Selling, general and administrative                     4,641,537         1,850,682
  Depreciation and Amortization                             536,001           257,824
  Loss on the Impairment of Goodwill                      1,669,582                 0
  Interest expense                                            2,971             1,805
  Interest income                                            (9,748)             (651)
  Other income                                             (163,440)         (100,054)
                                                        -----------       -----------

    Total operating expenses and other income             6,676,903         2,009,606
                                                        -----------       -----------

        Net loss before provision for income taxes       (2,412,182)         (209,249)

Provision (benefit) for income taxes                       (108,231)          (23,043)
                                                        -----------       -----------

        Net loss                                        $(2,303,951)      $  (186,206)
                                                        ===========       ===========

The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY for the years ended December 31, 1997 and 1996


                                                    RETAINED
                                    COMMON          EARNINGS
                                    STOCK           (DEFICIT)           TOTAL
                                 -----------       -----------       -----------
Balance, December 31, 1995       $   475,434       $         0       $   475,434

  Contribution by Owner           (6,292,597)                          6,292,597
  Net income                                          (186,206)         (186,206)

Balance, December 31, 1996         6,768,031          (186,206)        6,581,825

  Contribution by Owner                3,400                               3,400
  Net income                                        (2,303,951)       (2,303,951)
                                 -----------       -----------       -----------

Balance, December 31, 1997       $ 6,771,431       $(2,490,157)      $ 4,281,274
                                 ===========       ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997 and 1998

                                                                                  1997              1996
Cash flows from operating activities:
  Net income                                                                  $(2,117,745)      $  (186,206)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation/amortization                                                   2,205,583           257,824
    Changes in assets and liabilities, net of effects from acquisitions:
      Accounts receivable                                                         (69,258)          287,326
      Inventory                                                                    68,411          (148,059)
      Prepaid expenses and other assets                                             7,160           (13,961)
      Accounts payable and accrued liabilities                                   (190,290)          169,885
      Customer deposits and deferred maintenance revenue                          161,251            (6,936)
      Deferred tax asset                                                         (108,231)          (23,331)
      Due to parent                                                               191,651             3,034
                                                                              -----------       -----------
        Net cash provided by operating activities                                 148,532           339,576
                                                                              -----------       -----------

Cash flows from investing activities:
  Purchases of property and equipment                                            (188,030)         (107,402)
  Other assets                                                                      2,067             7,933
                                                                              -----------       -----------
                                                                                 (185,963)          (99,469)

Cash flows from financing activities:
  Capital contribution from parent                                               (186,207)          (43,106)
  Note payable                                                                          0            (4,738)
                                                                              -----------       -----------
                                                                                 (186,207)          (47,844)
                                                                              -----------       -----------

Net change in cash                                                               (223,638)          192,263

Cash, beginning of period                                                         345,734           153,471
                                                                              -----------       -----------

Cash, end of period                                                           $   122,096       $   345,734
                                                                              ===========       ===========
Cash, paid for interest                                                             2,971             1,805
                                                                              ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND OPERATIONS:

         Companion Technologies of Texas (the Company) is an independent dealer for The Medical Manager physician practice management system that is sold to clients in the Southwestern part of the United States.

         On June 1, 1996 Companion Technologies Corporation, a wholly owned subsidiary of Blue Cross and Blue Shield of South Carolina, purchased the outstanding stock of Management Solutions Unlimited, Inc. and Easy Claims, Inc. Effective September 1, 1996, Management Solutions Unlimited, Inc. purchased Precision Business Systems, Inc. On October 18, 1996, Management Solutions Unlimited, Inc. purchased Medical Solutions, Inc.

         On October 8, 1997, Companion Technologies of Texas was incorporated as a wholly owned subsidiary of Companion Technologies Corporation. Effective October 10, 1997, Management Solutions Unlimited, Inc. and Easy Claims, Inc. were merged into Companion Technologies of Texas. All of the outstanding shares of Management Solutions Unlimited, Inc. and Easy Claims, Inc. were canceled upon the execution of the merger.

         The accompanying financial statements reflect the results of Management Solutions Unlimited, Inc., and Easy Claims, Inc. for the period January 1, 1996 through December 31, 1997, as though the purchases had occurred on January 1, 1996. The results of Precision Business Systems, Inc. and Medical Solutions, Inc. are reflected subsequent to their respective purchase dates. In addition, the accompanying financial statements have been adjusted retroactively to show the effect of the recapitalization of the merger as though it had happened on January 1, 1996.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION - Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

         CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and lease receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

         INVENTORY - Inventory primarily consists of customized forms, computers, peripheral equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided principally on straight-line methods over the estimated useful lives of the assets.

         GOODWILL - Goodwill originated from the acquisitions of Management Solutions Unlimited, Inc., Easy Claims, Inc., Precision Business Systems, Inc., and Management Solutions, Inc. Goodwill resulting from the acquisition of Management Solutions Unlimited, Inc. is being amortized utilizing the straight-line basis over a 15-year period. Goodwill resulting from the acquisition of Easy Claims, inc., Precision Business Systems, Inc., and Management Solutions, Inc.. is being amortized utilizing the straight-line basis over an 8-year period. The Company periodically reviews the value of its goodwill to determine if an impairment has occurred.

         IMPAIRMENT OF LONG LIVED ASSETS - The Company reviews long-lived assets and certain identifiable intangibles for impairment and writes down to fair value whenever events of changes in circumstances indicate that the carrying value may not be recoverable.

         INCOME TAXES - The company utilizes the assets and liability method f accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax basis of assets and liabilities and their financial reported amounts each year end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized. (See note 5.)

3.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following at December 31, 1997 and 1996

                                                  1997           1996

          Furniture and equipment              $ 423,128       $ 234,530
          Vehicles                                11,095          11,095
                                               ---------       ---------
                                                 434,223         245,625
          Less accumulated depreciation         (161,899)        (97,353)
                                               ---------       ---------

              Property and equipment, net      $ 272,324       $ 148,272
                                               =========       =========

         Depreciation expense was approximately $64,500 and $17,500 for the years ended December 31, 1997 and 1996, respectively.

4.       GOODWILL:

         Goodwill originated from the acquisitions of Management Solutions Unlimited, Inc., Easy Claims, Inc., Precision Business Systems, Inc., and Management Solutions, Inc. During 1997, the Company recorded an impairment loss of approximately $1.7 million based on management's determination of the fair market value of the Company. This impairment loss is recorded in the statement of operations.

                                                               1997
                                                            ----------
          Goodwill arising from business acquisitions       $6,352,590
          Accumulated depreciation                           2,381,912
                                                            ----------

                  Total net goodwill and intangibles        $3,970,678
                                                            ==========

5.       INCOME TAXES:

         The provision for Income Taxes consists of the following:


                                            1997               1996
                                         ---------          ---------
          Current:
              Federal                    $       0          $   2,937
              State                              0                420
                                         ---------          ---------
                                                 0              3,357
                                         ---------          ---------
          Deferred:
              Federal                      (94,702)           (23,100)
              State                        (13,529)            (3,300)
                                         ---------          ---------
                                          (108,231)           (26,400)
                                         ---------          ---------

                  Total                  $(108,231)         $ (23,043)
                                         =========          =========

         The significant components of the deferred tax assets and liabilities are as follows:

                                                               1997          1996
                                                             --------      --------
          Deferred taxes:
              Current deferred taxes:
                  Accounts receivable                        $ 36,000      $ 26,400
                                                             --------      --------

                  Total current deferred tax assets            36,000        26,400

          Non-current deferred tax assets:
              Net operating loss                               98,631             0
                                                             --------      --------

                  Total non-current deferred tax assets        98,631             0
                                                             --------      --------

                  Total deferred tax assets                  $134,631      $ 26,400
                                                             ========      ========

6.       COMMITMENTS:

         The Company leases office facilities noncancelable operating lease agreements. Rental expense under these agreements was approximately $236,000 and $70,000 for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments as of December 31, 1997 for leases with noncancelable terms in excess of one year are approximately as follows:

             FISCAL YEAR
                 1998                                          $249,387
                 1999                                           236,682
                 2000                                           190,230
                 2001                                                 0
                 2002                                                 0
                 Thereafter                                           0
                                                               --------

                     Total minimum payments                    $676,299
                                                               ========

7.       SUBSEQUENT EVENT:

         Subsequent to year-end, the Company entered into a definitive agreement to be acquired by Medical Manager Corporation (MMC), the developer of the Medical Manager physician practice management system. The acquisition is expected to be accounted for using the purchase method of accounting. The acquisition closed effective December 31, 1997.

         As of December 31, 1997, the Company had accounts payable to Medical manager of approximately $35,910.

                        COMPANION TECHNOLOGIES OF FLORIDA

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

TABLE OF CONTENTS



                                                                       PAGE(S)
Report of Independent Accountants                                         1

Financial Statements:

     Balance Sheets                                                       2

     Statements of Operations                                             3

     Statements of Changes in Stockholder's Equity                        4

     Statements of Cash Flows                                             5

     Notes to Financial Statements                                      6 - 10

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Companion Technologies of Florida

We have audited the accompanying balance sheets of Companion Technologies of Florida (the Company) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Tampa, Florida
February 16, 1998

COMPANION TECHNOLOGIES OF FLORIDA
BALANCE SHEETS
December 31, 1997 and 1996


                                     ASSETS                                         1997              1996
Current assets:
   Cash                                                                         $   310,778       $   112,182
   Accounts receivable, less allowance for doubtful account of $42,164 and
         $119,178, respectively                                                     264,893           259,173
   Financed receivables, current portion                                            263,766           157,089
   Inventory                                                                        229,983           273,943
   Prepaid expenses and other current assets                                        205,281            43,946
                                                                                -----------       -----------
      Total current assets                                                        1,274,701           846,333

Financed receivables, long-term                                                     516,466           354,099
Property and equipment, net                                                         331,080           356,173
Goodwill, net                                                                     3,313,863         3,082,308
Due from parent                                                                   1,706,422           100,359
Other assets                                                                         12,659            12,659
Deferred tax asset                                                                  156,108           372,735
                                                                                -----------       -----------

         Total assets                                                           $ 7,311,299       $ 5,124,666
                                                                                ===========       ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                                     $   116,165       $   633,592
   Customer deposits and deferred maintenance revenue                               334,890           180,441
   Income taxes payable                                                               5,748                 0
                                                                                -----------       -----------
      Total current liabilities                                                     456,803           814,033
                                                                                -----------       -----------

Due to parent                                                                     3,337,522         1,670,242
                                                                                -----------       -----------

Commitments and contingencies (See Note 7)

Stockholders' equity:
   Common stock, no par, 100,000 shares authorized, 1 share issued and
         outstanding                                                              3,548,632         3,042,704
   Prior year retained earnings                                                    (402,313)            9,821
   Retained earnings                                                                370,655          (412,134)
                                                                                -----------       -----------

      Total stockholder's equity                                                  3,516,974         2,640,391
                                                                                -----------       -----------

         Total liabilities and stockholder's equity                             $ 7,311,299       $ 5,124,666
                                                                                ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA
STATEMENTS OF OPERATIONS
for the years ended December 31, 1997 and 1996


                                                                              1997             1996
Revenue:
     Systems                                                              $ 3,353,682       $ 2,836,013
     Maintenance and other                                                  1,809,942         1,116,628
                                                                          -----------       -----------

         Total revenue                                                      5,163,624         3,952,641
                                                                          -----------       -----------

Cost of revenue:
     Systems                                                                2,548,064         2,712,775
     Maintenance and other                                                  1,177,264         1,311,136
                                                                          -----------       -----------

         Total cost of revenue                                              3,725,328         4,023,911
                                                                          -----------       -----------

             Gross margin                                                   1,438,296           (71,270)
                                                                          -----------       -----------

Operating expenses:
     Selling, general and administrative                                      465,886           568,540
     Depreciation and amortization                                            377,501           146,632
                                                                          -----------       -----------

         Total operating expenses                                             843,387           715,172
                                                                          -----------       -----------

                 Income from operations                                       594,909          (786,442)

Interest revenue                                                              102,666            87,669
Interest expense                                                             (104,545)          (86,096)
                                                                          -----------       -----------

                 Net income (loss) before provision for income taxes          593,030          (784,869)

Provision for income taxes                                                    222,375          (372,735)
                                                                          -----------       -----------

                 Net income (loss)                                        $   370,655       $  (412,134)
                                                                          ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY for the years ended December 31, 1997 and 1996


                                                   RETAINED
                                    COMMON         EARNINGS
                                    STOCK          (DEFICIT)           TOTAL
                                 -----------      -----------       -----------
Balance, January 1, 1996         $   505,000      $     9,821       $   514,821

Contribution by owners             2,537,704                          2,537,704

Net loss                                             (412,134)         (412,134)
                                 -----------      -----------       -----------

Balance, December 31, 1996         3,042,704         (402,313)       (2,640,391)

    Contribution by owners           505,928                            505,928

    Net income                                        370,655           370,655
                                 -----------      -----------       -----------

Balance, December 31, 1997       $ 3,548,632      $   (31,658)      $ 3,516,974
                                 ===========      ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997 and 1996


                                                                                    1997              1996
Cash flows from operating activities:
     Net income                                                                 $   370,655       $  (412,134)
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                              377,501           146,632
         Changes in assets and liabilities:
             Accounts receivable                                                     (5,720)          (87,385)
             Financed receivables                                                  (269,044)                0
             Inventory                                                               43,960          (171,426)
             Prepaid expenses and other assets                                     (161,335)          (31,498)
             Accounts payable and accrued liabilities                              (517,427)          557,074
             Customer deposits and deferred maintenance revenue                     154,449          (119,023)
             Income taxes payable                                                     5,748                 0
             Deferred tax asset                                                     216,627          (372,735)
             Due to/from parent                                                      61,236         1,177,171
                                                                                -----------       -----------
                 Net cash provided by operating activities                          276,650           686,676
                                                                                -----------       -----------

Cash flows from investing activities:
     Purchases of property and equipment                                            (88,614)         (172,149)
     Other assets                                                                         0           (11,836)
     Payment of contingent consideration                                                  0        (2,537,705)
                                                                                -----------       -----------
                 Net cash provided by investing activities                          (88,614)       (2,721,690)
                                                                                -----------       -----------

Cash flows from financing activities:
     Payment on loan payable                                                       (395,992)
     Capital contribution from parent                                                10,560         2,537,704
                                                                                -----------       -----------
                 Net cash provided from financing activities                         10,560         2,141,712
                                                                                -----------       -----------

Net change in cash                                                                  198,596           106,698

Cash, beginning of period                                                           112,182             5,484
                                                                                -----------       -----------

Cash, end of period                                                             $   310,778       $   112,182
                                                                                ===========       ===========

Cash paid for interest                                                          $                 $
                                                                                ===========       ===========
Cash paid for taxes                                                             $                 $
                                                                                ===========       ===========

Non-cash investing activities:                                                  $                 $
                                                                                ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA
NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND OPERATIONS:

         Companion Technologies of Florida (the Company) is an independent dealer for The Medical Manager physician practice management system that is sold to clients in the southeastern part of the United States. The Company commenced operations on April 1, 1995.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION - Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

         CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and lease receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

         INVENTORY - Inventory primarily consists of customized forms, computers, peripheral equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided principally on straight-line methods over the estimated useful lives of the assets. For leasehold improvements, depreciation is provided over the estimated useful life of the asset or the lease term, whichever, is shorter.

         GOODWILL - Goodwill consists of goodwill arising from business acquisition including the acquisition of Companion Technologies of Florida by Companion Technology Corporation.


          Goodwill arising from business acquisitions                 $3,732,358
          Accumulated amortization                                       407,914
                                                                      ----------

                  Total net goodwill and other intangibles            $3,324,444
                                                                      ==========

         The goodwill arising from business acquisitions is being amortized over a fifteen-year period.

         INCOME TAXES - The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax basis of assets and liabilities and their financial reported amounts at each year end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized (see Note ___).

3.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following at December 31, 1997 and 1996

                                                            1997         1996
          Furniture and equipment                        $ 147,121    $ 127,839
          Leasehold improvements                            88,941       91,496
          Computer equipment and software                  151,573       79,683
          Vehicles                                         117,702      117,702
                                                         ---------    ---------
                                                           505,337      416,720
          Less accumulated depreciation                   (174,257)     (60,547)
                                                         ---------    ---------

              Property and equipment, net                $ 331,080    $ 356,173
                                                         =========    =========

       Depreciation expense was approximately $113,709 and $59,000 for the years ended December 31, 1997 and 1996, respectively.



         4.       RELATED PARTY TRANSACTIONS:

       The Company is charged a management fee by the parent company, Companion Technologies. The cost of such services included in operating expenses totaled $96,000 and $78,000 for the years ended December 31, 1997 and 1996, respectively.

5.       INCOME TAXES:

         The provision for income taxes consists of the following:

                                                      1997               1996
                                                   ---------          ---------
          Current:
              Federal                              $   4,982          $       0
              State                                      766                  0
                                                   ---------          ---------
                                                       5,748                  0
                                                   ---------          ---------
          Deferred:
              Federal                                187,743           (318,068)
              State                                   28,884            (54,667)
                                                   ---------          ---------
                                                     216,627           (372,735)
                                                   ---------          ---------

                  Total                            $ 222,375          $(372,735)
                                                   =========          =========


         The significant components of the deferred tax assets and liabilities are as follows:

                                                             1997         1996
                                                           --------     --------
          Deferred taxes:
             Current deferred taxes:
                Accounts receivable                        $ 61,796     $176,384
                                                           --------     --------

                Total current deferred tax assets            61,796      176,384

          Non-current deferred tax assets:
             Net operating loss                              88,561      196,351
             Tax credits                                      5,748            0
                                                           --------     --------

                Total non-current deferred tax assets        94,309      196,351
                                                           --------     --------

                Total deferred tax assets                  $156,105     $372,735
                                                           ========     ========

6.       FINANCE RECEIVABLE:

         The Company is engaged in purchasing computer equipment and software and leasing the equipment and software to customers under direct financing leases.

         Component of finance receivables, net are as follows:

                                                            DECEMBER 31
                                                   -----------------------------
                                                       1997              1996
                                                   -----------       -----------
          Gross receivables                        $ 1,110,993       $   906,554
          Unearned interest                           (206,926)         (186,609)
          Allowance for doubtful accounts             (123,835)         (208,757)
                                                   -----------       -----------
          Lease receivables                            780,232           511,188
          Less current portion                        (263,766)         (157,089)
                                                   -----------       -----------

                                                   $   516,466       $   354,099
                                                   ===========       ===========

         At December 31, 1997, future minimum payments to be received under direct financing leases are as follows:


          1998                                     $ 263,776
          1999                                       246,969
          2000                                       248,184
          2001                                       126,991
          2002                                        18,147

7.       COMMITMENTS:

         The Company leases office facilities under noncancelable operating lease agreements. Rental expense under these agreements was approximately $109,601 and $79,000 for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments as of December 31, 1997 for leases with noncancelable terms in excess of one year are approximately as follows:

              FISCAL YEAR
                  1998                             $  88,000
                  1999                                69,000
                  2000                                69,000
                  2001                                28,000
                  2002                                23,000
                  Thereafter                               0
                                                   ---------

                     Total minimum payments        $ 277,000
                                                   =========

8.       SUBSEQUENT EVENT:

         During December 1997, the Company entered into a definitive agreement to be acquired by Medical Manager Corporation (MMC), the developer of the Medical Manager physician practice management system. The acquisition is expected to be accounted for using the purchase method of accounting. The acquisition closed effective December 31, 1997.

         (b)      Pro Forma Financial Information

                  Companion Technologies of Texas ("CTT") and Companion Technologies of Florida, Inc. ("CTF") were acquired as of December 31, 1997 and were included in the Company's audited Consolidated Balance Sheet as of December 31, 1997 included in the Company's Annual Report on Form 10-K, filed on March 12, 1998 and herein incorporated by reference. Thus, a pro forma balance sheet has been omitted from the pro forma presentation. The required unaudited pro forma statement of operations is set forth below.

                           MEDICAL MANAGER CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     MEDICAL
                                                     MANAGER                                        PRO FORMA       PRO FORMA
                                                   CORPORATION           CTT              CTF      ADJUSTMENTS      COMBINED
                                                  ------------       ------------       -------    -----------    ------------
Revenue
  Systems                                         $     47,693       $      4,185       $ 3,354           --      $     55,232
  Maintenance and other                                 30,434              2,379         1,810           --            34,623
                                                  ------------       ------------       -------      -------      ------------
    Total revenue                                       78,127              6,564         5,164           --            89,855
                                                  ------------       ------------       -------      -------      ------------
Cost of revenue
  Systems                                               20,054              2,220         2,548           --            24,822
  Maintenance and other                                 16,779                 79         1,177           --            18,035
                                                  ------------       ------------       -------      -------      ------------
    Total costs of revenue                              36,833              2,299         3,725           --            42,857
                                                  ------------       ------------       -------      -------      ------------
      Gross margin                                      41,294              4,265         1,439           --            46,998
                                                  ------------       ------------       -------      -------      ------------
Operating expenses
  Selling, general and administrative                   20,238              4,642           466      $   (96)(b)        25,250
  Research and development                               3,170                 --            --           --             3,170
  Depreciation and amortization                          1,543                536           378          410(a)          2,867
                                                  ------------       ------------       -------      -------      ------------
    Total operating expenses                            24,951              5,178           844          314            31,288
                                                  ------------       ------------       -------      -------      ------------
      Income from operations                            16,343               (913)          595         (314)           15,710
Other income (expense)
  Loss on impairment of goodwill                            --             (1,669)           --           --            (1,669)
  Interest expense                                        (168)                (3)         (105)        (495)(d)          (771)
  Interest income                                          604                 10           103           --               614
  Other income (expense)                                   101                163            --           --               264
                                                  ------------       ------------       -------      -------      ------------
Income before income taxes                              16,880             (2,412)          593         (809)           14,252
Income taxes                                             5,657               (108)            0         (311)(c)         5,339
                                                  ------------       ------------       -------      -------      ------------
      Net income (benefit)                        $     11,223       $     (2,304)      $   593      $  (498)     $      8,913
                                                  ============       ============       =======      =======      ============

Basic earnings per share                          $       0.58                                                    $       0.46
                                                  ============                                                    ============

Shares used in computing basic earnings
  per share                                         19,490,173                                                      19,490,173
                                                  ============                                                    ============

Diluted earnings per share                        $       0.56                                                    $       0.44
                                                  ============                                                    ============

Shares used in computing diluted earnings
  per share                                         20,168,819                                                      20,168,819
                                                  ============                                                    ============


    See accompanying notes to the pro forma combined statement of operations.

                           MEDICAL MANAGER CORPORATION
            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

1. BASIS OF ACCOUNTING

         On December 31, 1997, Medical Manager Corporation (hereinafter, the "Company") executed and closed definitive agreements to acquire substantially all of the assets of CTF and all of the outstanding equity securities of CTT. The purchase price for the assets acquired from CTF was $1,025,000 in cash, the assumption and payment of CTF's $1,400,000 liability to its parent company, Companion Technologies Corporation ("CTC"), and additional cash payments of $3,075,000 to be paid in various installments over a two year period. The purchase price for the common stock of CTT was $975,000 in cash, 14,044 shares of the Company's Common Stock, and additional cash payments of $2,925,000 to be paid in various installments over a two year period.

         The unaudited pro forma combined statement of operations is presented using the Company's audited consolidated statement of operations for the year ended December 31, 1997 combined with CTF's and CTT's audited statements of operations for the year ended December 31, 1997, as if the transaction had taken place on January 1, 1997.

         The pro forma combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto of the Company and with the financial statements and notes thereto of CTT and CTF.

         The following pro forma combined statement of operations is not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company, CTT, and CTF been combined during the period presented. In addition the pro forma results are not intended to be a projection of future results.

2. PRO FORMA COMBINED STATEMENT OF OPERATIONS

         The accompanying pro forma combined statement of operations reflects adjustments for the following items:

(a) Amortization of goodwill of approximately $8.2 million over a period of twenty years.

(b)      Elimination of management fees charged by CTC to CTF.

(c) Reduction in income tax expense for the income tax effect of the pro forma adjustments.




         (c)      Exhibits

                  Exhibit Number    Description

                  23.1              Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MEDICAL MANAGER CORPORATION

Dated: March 16, 1998                        By:       /s/ Lee A. Robbins
                                                --------------------------------

                                                        Lee. A. Robbins
                                                       Vice President and
                                                     Chief Financial Officer